As filed with the Securities and Exchange Commission
                         on June 20, 1997

                                      Registration No. 333-27475
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          _____________


                  Post-Effective Amendment No. 1
                              to the
                             Form S-8
                      Registration Statement
                              Under
                    The Securities Act of 1933


                      Control Devices, Inc.
      (Exact name of Registrant as specified in its charter)

                      Indiana                      01-0490335
             (State of Incorporation)            (IRS Employer
                                              Identification No.)


                228 Northeast Road
                   Standish, Maine                   04084
                (Address of Principal              (Zip Code)
                Executive Offices)


                      Control Devices, Inc.
Employee Stock Purchase        Plan
                     (Full title of the plan)



                         Jeffrey G. Wood
                        228 Northeast Road
                         Standish, Maine     04084
             (Name and address of agent for service)

                          (217) 642-0300
  (Telephone number, including area code, of agent for service)


                            Copies to:

                      Philip L. McCool, Esq.
                       Sommer & Barnard, PC
                       4000 Bank One Tower
Indianapolis, Indiana         46204

                          (317) 630-4000

=================================================================



                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 14, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 8, 1997; and

     (c) The information contained in "Description of Capital Shares" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-09379) filed with the Securities and Exchange Commission on August 1, 1996 is hereby incorporated by reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     The validity of the issuance of the Common Shares registered hereby will be passed upon for the Registrant by Sommer &
Barnard, PC, Indianapolis, Indiana, counsel for the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Chapter 37 of the Indiana Business Corporation law, as amended grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation's best interest. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Section
7.02 of the Second Amended and Restated Code of By-Laws of the Registrant read as follows:

     Clause 7.021. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (IND. CODE Section 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Indiana Business Corporation Law.

     Clause 7.022. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

     Clause 7.023. Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as or is or was serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

     Clause 7.024. Nonexclusive Provision. The indemnification authorized under Section 7.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (IND. CODE Section 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

               Exhibit
               Number                Description
              --------             --------------

                  4       Control Devices, Inc. Employee Stock Purchase
                          Plan

                  5       Opinion re: Legality

                23.1*     Consent of Independent Accountants

                23.2      Consent of Sommer & Barnard (included in
                          Exhibit 5)

                 24*      Power of Attorney (included at page II-5)

           ______________

            *Previously filed



Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Standish, State of Maine, on the 20th day of June, 1997.

                              Control Devices, Inc.



                              By:  /s/ Jeffrey G. Wood
                                   -------------------------
                                   Jeffrey G. Wood
                                   Chief Executive Officer



     The Plan. Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Standish, State of Maine, on the 20th day of June, 1997.

                              Control Devices, Inc.


                              By:  /s/ Jeffrey G. Wood
                                   -------------------------
                                   Jeffrey G. Wood
                                   Plan Administrator

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                       Title               Date
           -----------                  ----------           ---------


/s/  Jeffrey G. Wood          Chief Financial Officer        6/20/97
-------------------------     Principal Financial Officer
Jeffrey G. Wood               and Principal Accounting
                              Officer

/s/ Bruce D. Atkinson*        Chief Executive Officer        6/20/97
-------------------------     and Director
Bruce D. Atkinson             Principal Executive Officer



/s/ Ralph R. Whitney, Jr.*    Director and                    6/20/97
-------------------------     Chairman of the Board
Ralph R. Whitney, Jr.



/s/ Charles M. Brennan, III*  Director                        6/20/97
-------------------------
Charles M. Brennan, III


/s/ John D. Cooke             Director                        6/20/97
-------------------------
John D. Cooke


/s/ James O. Futterknecht, Jr.*  Director                    6/20/97
-------------------------
James O. Futterknecht, Jr.


/s/ Alan I. Mossberg          Director                        6/20/97
-------------------------
Alan I. Mossberg



/s/ John M. Ramey*            Director                        6/20/97
-------------------------
John M. Ramey



/s/ Glenn Scolnik*            Director                        6/20/97
-------------------------
Glenn Scolnik



* By: /s/ Jeffrey G. Wood
      ___________________________________
       Jeffrey G. Wood as Attorney-in-Fact



                     INDEX TO EXHIBITS FILED
                   TO REGISTRATION STATEMENT ON
                FORM S-8 OF CONTROL DEVICES, INC.



                                                          Sequentially
       Exhibit                                              Numbered
         No.                   Description                   Page
       ------                -------------               ------------

          4    Control Devices, Inc. Employee Stock
               Purchase Plan

          5    Opinion re: Legality

        23.2   Consent of Sommer & Barnard
               (included in Exhibit 5)